UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2011

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-08092 (Commission File Number)	94-1620407 (I.R.S. Employer Identification No.)
468 N. Camden Dr., 2nd Floor Beverly Hills, California (Address of Principal Executive Offices)	90210 (Zip Code)

(310) 860-5184
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2011, Oxis International, Inc., a Delaware corporation (the “Company”), appointed David Saloff to the Company’s Board of Directors.  Mr. Saloff was granted a non-qualified stock option to purchase up to 777,778 shares of the Company’s common stock (“Common Stock”) (the amount of shares was determined by dividing $70,000 by the closing stock price as of the date of grant).  The options vest and become exercisable in equal quarterly installments during the one-year period following the date of grant, and have an exercise price equal to $0.09, the closing price of the Company’s common stock on the date of grant.  The options have a term of 10 years from the date of grant.  Mr. Saloff will also receive a quarterly payment of $7,500 for his services on the Board of Directors of the Company.

David Saloff, 58, is currently the Chief Executive Officer of Age Reversal, Inc., a position he has held since September 2010.  Since January 2004, Mr. Saloff has been the managing partner of Palisades Partners, LLC, a firm that provides consulting services to the medical technical field.  Additionally, Mr. Saloff has served as the Chief Business Development Officer of Ivivi Technologies Inc. from August 2008 to February 12, 2010, and as the Executive Vice President of Sales and Marketing since August 2008. Mr. Saloff also served as Chief Executive Officer of Ivivi Technologies Inc. from July 2004 to October 2006, President from July 2004 to August 2008 and as its Co-Chief Executive Officer from October 2006 to August 2008. He served as the President of LifeWaves International from November 1999 to September 2003. He served as President of Palisades Partners from September 2003 to December 2003. In 1992, Mr. Saloff founded Electropharmacology, Inc., and was responsible for the design, development and subsequent FDA clearance of the SofPulse device. He served as Vice President of Electropharmacology, Inc. Prior to starting EPI, he served as Consultant of DH Blair, Inc. Mr. Saloff served as Chief Operating Officer of Xsirius since 1991 and also served as an Executive Vice President of Advanced Photonix, Inc. (API). In 1982, Mr. Saloff joined Akros Manufacturing as President and Co-owner. He served as an Executive Director of Ivivi Technologies Inc. from July 2004 to February 12, 2010. He served as a Director of ADM Tronics Unlimited Inc. since March 18, 2002. He served as a Director of Advanced Photonix, Inc., since 1991. Mr. Saloff earned his Bachelor of Science degree in Business from Adelphi University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2011	OXIS INTERNATIONAL, INC. By:/s/ BERNARD LANDES Bernard Landes, President